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                                                                    EXHIBIT 23.1



                      [Letterhead of Ryder Scott Company]



     As independent petroleum engineers, we hereby consent to the reference in this Form 10-K of Apache Offshore Investment Partnership to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of Apache Offshore Investment Partnership as of January 1, 1999.



                                                         /s/ Ryder Scott Company
                                                         /s/ Petroleum Engineers

                                                         Ryder Scott Company
                                                         Petroleum Engineers

Houston, Texas
March 15, 1999